NEWS RELEASE

FOR IMMEDIATE RELEASE

Contura Announces Fourth Quarter and Full-Year 2018 Results

BRISTOL, Tenn., April 1, 2019 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today reported results for the fourth quarter and full-year 2018 through December 31, 2018.

Highlights include:

•	Net income from continuing operations of $156 million for the fourth quarter 2018 compared with net income of $115 million in the same period last year(1)

•	Adjusted EBITDA of $111 million for the quarter compared with $44 million in the same period last year(1)(2)

•	Merger-related synergies progressing ahead of schedule

	(millions, except per share)
	Three months ended Dec. 31,		Twelve months ended Dec. 31,
	2018(1)	2017(1)	2018(1)	2017(1)
Net income(3)	$155.9	$114.7	$302.9	$173.7
Net income(3) per diluted share	$9.85	$10.83	$25.86	$16.13
Adjusted EBITDA(2)	$111.2	$44.4	$335.1	$278.5
Operating cash flow(4)	$(17.9)	$54.3	$158.4	$314.3
Capital expenditures	$25.2	$24.4	$81.9	$72.7
Tons of coal sold	5.5	3.4	17.6	15.7

__________________________________

1. Excludes discontinued operations, except as noted.
2. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
3. From continuing operations.
4. Includes discontinued operations.

“Between the successful completion of our merger with Alpha and the refinancing of our term loans, along with our listing on the New York Stock Exchange, the fourth quarter of 2018 was filled with significant strategic milestones for the future of our company," said Kevin Crutchfield, chief executive officer. "Immediately after the closing of those transactions, our focus shifted

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towards integration and synergy realization - and we are making excellent progress on both fronts with synergies progressing ahead of our initial expectations. In addition to emphasizing operational enhancements, we continue to increase our investor outreach to expand our visibility as a recently-listed NYSE company.”

Financial Performance

The following fourth quarter results reflect a full quarter of Contura results and a partial quarter of Alpha results post-merger. Contura has four reportable segments: Central Appalachia (CAPP) - Met, CAPP - Thermal, Northern Appalachia (NAPP), and Trading and Logistics (T&L).

Total revenues in the fourth quarter were $572.1 million. Coal revenues in the fourth quarter, excluding freight and handling fulfillment revenues, were $479.2 million, with CAPP - Met coal revenues accounting for $247.2 million, T&L accounting for $106.4 million, and NAPP coal revenues totaling $89.9 million. CAPP - Thermal revenues were $35.7 million for a partial fourth quarter 2018. Comparatively, in the fourth quarter 2017, CAPP - Met revenues were $90.2 million, T&L revenues were $141.1 million, and NAPP revenues were $61.1 million of the $292.4 million in total coal revenues.

CAPP - Met coal shipments for the fourth quarter 2018 were 2.1 million tons at an average per-ton realization of $119.37, compared to 0.8 million tons at $109.09 per ton in the prior year's fourth quarter. Contura shipped 2.0 million tons of NAPP coal during the quarter at an average per-ton realization of $45.63, up from 1.4 million tons at $43.89 per ton in the fourth quarter 2017. CAPP - Thermal shipments for a partial quarter were 0.6 million tons. In the T&L segment, coal volumes were 0.8 million tons in the fourth quarter of 2018, down from 1.2 million tons in the fourth quarter 2017. Fourth quarter 2018 included Alpha-related T&L sales only through the merger closing on November 9, after which they are accounted for as part of captive CAPP - Met sales. The average T&L realization increased from $115.37 per ton in the prior year's fourth quarter to $127.88 per ton during fourth quarter 2018.

Freight and handling fulfillment revenues in the fourth quarter 2018 were $95.1 million compared with $56.0 million in the prior year period.

Total costs and expenses during the fourth quarter 2018 were $554.7 million and cost of coal sales was $366.7 million, compared with $304.9 million and $245.2 million, respectively, in the same period a year ago. The cost of coal sales in CAPP - Met for the quarter averaged $84.14 per ton, up from $74.68 in the prior year period. CAPP - Met costs include $0.49 per ton in idle costs. The main drivers of increased costs versus last year expectations were higher labor costs, which accounted for approximately $4.00 a ton of the increased costs, and higher supply and maintenance costs, which increased costs by approximately $3.50 per ton. Also, higher sales-related costs resulting from strong metallurgical coal realizations contributed to higher costs per ton by approximately $1.00. CAPP - Thermal cost of coal sales averaged $67.40 per ton in the fourth quarter 2018, including idle costs of $0.32 per ton, and were elevated due to accelerated reclamation at a surface mine.

NAPP cost of coal sales was $32.64 per ton compared with $46.04 per ton in the year-ago period, which was negatively impacted by a previously disclosed roof fall. In the T&L segment, the cost of coal sales during the fourth quarter 2018 was $101.68 per ton versus $97.62 per ton in the fourth quarter 2017.

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Selling, general and administrative (SG&A) expenses for the fourth quarter 2018 were $15.8 million, up from $11.4 million in the year-ago period. The year-ago period included approximately $2.7 million in non-cash stock compensation and charges related to the company's incentive plan. Included in the SG&A costs for the fourth quarter 2018 is approximately $3.1 million in non-cash stock compensation. Depreciation, depletion and amortization was $43.6 million during the fourth quarter 2018 and amortization of acquired intangibles was $(17.9) million, compared with $9.6 million and $9.9 million, respectively, in the same period last year, excluding discontinued operations.

Contura reported net income from continuing operations of $155.9 million, or $9.85 per diluted share from continuing operations, for the fourth quarter 2018. In the fourth quarter 2017, the company had net income from continuing operations of $114.7 million or $10.83 per diluted share from continuing operations.

Total adjusted EBITDA was $111.2 million for the fourth quarter, compared with $44.4 million in the fourth quarter of 2017, adjusted to remove the impact of discontinued operations.

Liquidity and Capital Resources

Cash used for operating activities for the fourth quarter 2018, including discontinued operations, was $17.9 million and capital expenditures for the fourth quarter were $25.2 million. In the prior year period, the cash provided by operating activities was $54.3 million and capital expenditures were $24.4 million. Capital expenditures of $2.3 million from discontinued operations are excluded from the prior year's total.

At the end of December 2018, Contura had $233.6 million in unrestricted cash. Total long-term debt, including the current portion of long-term debt as of December 31, 2018, was approximately $588.0 million. At the end of the quarter, the company had total liquidity of $429.9 million, including cash and cash equivalents of $233.6 million and $196.3 million of unused commitments available under the Asset-Based Revolving Credit Facility. As of December 31, 2018, the company had no borrowings and $28.7 million in letters of credit outstanding under the Asset-Based Revolving Credit Facility. Additionally, as a result of the merger with Alpha, the Company assumed $135.7 million in letters of credit outstanding under the Amended and Restated Letter of Credit Agreement and $11.9 million in letters of credit outstanding under the Credit and Security Agreement.

Merger Update

On November 9, 2018, Contura's merger with ANR, Inc. and Alpha Natural Resources Holdings, Inc. (together "Alpha") was completed, creating the largest metallurgical coal supplier in the U.S., complemented by a cost-competitive thermal coal portfolio.

In conjunction with the transaction closing, Contura ("CTRA") shares were listed and began trading on the New York Stock Exchange. Concurrently, the company refinanced its and legacy-Alpha's term loans with a new $550 million, 7-year term loan credit facility. In addition, the company increased its asset-backed revolving credit facility from $125 million to $225 million.

The company is making solid strides on the integration front and the anticipated synergy realizations on a run-rate basis are progressing ahead of the company's initial schedule, which targeted $30 million to $50 million in 2019.

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Conference Call

The company plans to hold a conference call regarding its fourth quarter and full-year 2018 results on April 3, 2019, at 9:00 a.m. EST. The conference call will be available live on the investor section of the company’s website at https://investors.conturaenergy.com/investors. Analysts who would like to participate in the conference call should dial 877-791-0213 (domestic toll-free) or 647-689-5651 (international) approximately 10 minutes prior to the start of the call.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.573.0396

MEDIA CONTACTS
corporatecommunications@conturaenergy.com

Rick Axthelm
423.573.0304

Emily O’Quinn
423.573.0369

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FINANCIAL TABLES FOLLOW

Use of Non-GAAP Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, Contura has presented the following non-GAAP financial measures: “Adjusted EBITDA” and “Adjusted Cost of Produced Coal Sold.” The company uses Adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. This non-GAAP financial measure excludes various items detailed in the attached reconciliation tables. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance. The Company uses Adjusted Cost of Produced Coal Sold to distinguish the cost of captive produced coal from the effects of purchased coal, idle costs and acquisition accounting requirements. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

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CONTURA ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Coal revenues	$574,351	$292,403	$2,020,889	$1,392,481
Freight and handling revenues	—	55,991	—	247,402
Other revenues	(2,267)	4,251	10,316	10,086
Total revenues	572,084	352,645	2,031,205	1,649,969
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	366,718	245,244	1,297,990	1,079,895
Freight and handling costs	95,111	55,991	363,128	247,402
Depreciation, depletion and amortization	43,598	9,618	77,549	34,910
Accretion on asset retirement obligations	4,421	2,427	9,966	9,934
Amortization of acquired intangibles, net	(17,860)	9,896	(5,392)	59,007
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	15,781	11,365	59,271	67,459
Merger related costs	46,736	—	51,800	—
Secondary offering costs	—	(8)	—	4,491
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	24	—	24	3,221
Gain on settlement of acquisition-related obligations	(170)	(29,686)	(580)	(38,886)
Other expense (income)	354	89	(16,311)	178
Total costs and expenses	554,713	304,936	1,837,445	1,467,611
Income from operations	17,371	47,709	193,760	182,358
Other income (expense):
Interest expense	(12,272)	(7,897)	(38,810)	(35,977)
Interest income	1,120	94	1,949	210
Loss on modification and extinguishment of debt	(12,042)	—	(12,042)	(38,701)
Equity loss in affiliates	(3,255)	(1,219)	(6,112)	(3,339)
Bargain purchase gain	—	—	—	1,011
Miscellaneous income, net	(517)	544	(1,254)	194
Total other expense, net	(26,966)	(8,478)	(56,269)	(76,602)
(Loss) income from continuing operations before income taxes	(9,595)	39,231	137,491	105,756
Income tax benefit	165,496	75,419	165,363	67,979
Net income from continuing operations	155,901	114,650	302,854	173,735
Discontinued operations:
Loss from discontinued operations before income taxes	(664)	(36,618)	(4,994)	(36,894)
Income tax benefit from discontinued operations	1,305	18,610	1,305	17,681
Income (loss) from discontinued operations	641	(18,008)	(3,689)	(19,213)
Net income	$156,542	$96,642	$299,165	$154,522

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Basic income (loss) per common share:
Income from continuing operations	$10.38	$11.50	$27.61	$17.01
Income (loss) from discontinued operations	0.04	(1.81)	(0.33)	(1.89)
Net income	$10.42	$9.69	$27.28	$15.12

Diluted income (loss) per common share:
Income from continuing operations	$9.85	$10.83	$25.86	$16.13
Income (loss) from discontinued operations	0.04	(1.70)	(0.32)	(1.78)
Net income	$9.89	$9.13	$25.54	$14.35

Weighted average shares - basic	15,014,994	9,971,877	10,967,014	10,216,464
Weighted average shares - diluted	15,822,037	10,583,744	11,712,653	10,770,005

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CONTURA ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$233,599	$141,924
Trade accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2018 and December 31, 2017	292,617	127,326
Inventories, net	121,965	69,561
Prepaid expenses and other current assets	158,945	83,845
Current assets - discontinued operations	22,475	40,498
Total current assets	829,601	463,154
Property, plant, and equipment, net of accumulated depreciation and amortization of $106,766 and $39,943 as of December 31, 2018 and December 31, 2017	699,990	179,952
Owned and leased mineral rights, net of accumulated depletion and amortization of $11,390 and $6,512 as of December 31, 2018 and December 31, 2017	528,232	16,627
Goodwill	95,624	—
Other acquired intangibles, net of accumulated amortization of $20,267 and $28,662 as of December 31, 2018 and December 31, 2017	154,584	18,458
Long-term restricted cash	227,173	40,421
Deferred income taxes	27,179	78,744
Other non-current assets	183,675	31,612
Non-current assets - discontinued operations	—	7,632
Total assets	$2,746,058	$836,600
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$42,743	$10,730
Trade accounts payable	114,568	76,319
Acquisition-related obligations - current	27,334	15,080
Liabilities held for sale	1,351	27,161
Accrued expenses and other current liabilities	147,348	58,771
Current liabilities - discontinued operations	21,892	54,114
Total current liabilities	355,236	242,175
Long-term debt	545,269	361,973
Acquisition-related obligations - long-term	72,996	20,332
Workers’ compensation and black lung obligations	249,294	41,658
Pension obligations	180,802	—
Asset retirement obligations	203,694	52,434
Deferred income taxes	15,118	—
Other non-current liabilities	52,415	17,618
Non-current liabilities - discontinued operations	94	7,762
Total liabilities	1,674,918	743,952
Commitments and Contingencies
Stockholders’ Equity

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Preferred stock - par value $0.01, 5.0 million shares authorized at December 31, 2018 and 2.0 million shares authorized at December 31, 2017, none issued	—	—
Common stock - par value $0.01, 50.0 million shares authorized, 20.2 million issued and 19.1 million outstanding at December 31, 2018 and 20.0 million shares authorized, 10.7 million issued and 9.9 million outstanding at December 31, 2017	202	108
Additional paid-in capital	761,301	40,616
Accumulated other comprehensive loss	(23,130)	(1,948)
Treasury stock, at cost: 1.1 million shares at December 31, 2018 and 0.8 million shares at December 31, 2017	(70,362)	(50,092)
Retained earnings	403,129	103,964
Total stockholders’ equity	1,071,140	92,648
Total liabilities and stockholders’ equity	$2,746,058	$836,600

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CONTURA ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31, 2018	Year Ended December 31, 2017
Operating activities:
Net income	$299,165	$154,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	77,549	65,000
Amortization of acquired intangibles, net	(5,392)	59,007
Accretion of acquisition-related obligations discount	5,627	7,531
Amortization of debt issuance costs and accretion of debt discount	4,483	2,884
Mark-to-market adjustment for acquisition-related obligations	24	3,221
Gain on settlement of acquisition-related obligations	(580)	(38,886)
(Gain) loss on disposal of assets	(16,852)	(570)
Bargain purchase gain	—	(1,011)
Accretion on asset retirement obligations	9,966	21,275
Employee benefit plans, net	9,231	11,739
Deferred income taxes	(66,682)	(78,744)
Loss on sale of Powder River Basin	—	36,086
Loss on modification and extinguishment of debt	12,042	38,701
Stock-based compensation	13,354	20,372
Equity in loss of affiliates	6,112	3,325
Other, net	1,643	—
Changes in operating assets and liabilities
Trade accounts receivable, net	(84,139)	34,840
Inventories, net	33,232	441
Prepaid expenses and other current assets	(44,266)	(40,425)
Deposits	(7,493)	38,447
Other non-current assets	(36,655)	24,498
Trade accounts payable	(7,075)	6,102
Accrued expenses and other current liabilities	(7,345)	(12,207)
Acquisition-related obligations	(14,500)	(22,800)
Asset retirement obligations	(3,175)	(2,567)
Other non-current liabilities	(19,893)	(16,521)
Net cash provided by operating activities	158,381	314,260
Investing activities:
Capital expenditures	(81,881)	(83,121)
Payments on disposal of assets	(10,250)	—
Proceeds on disposal of assets	997	2,579
Capital contributions to equity affiliates	(5,253)	(5,691)
Cash, cash equivalents and restricted cash acquired in acquisition, net of amounts paid	198,506	—
Purchase of additional ownership interest in equity affiliate	—	(13,293)
Cash paid on sale of Powder River Basin	—	(21,375)
Purchase of investment securities - held to maturity	(3,280)	(406)

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Maturity of investment securities - held to maturity	3,360	—
Other, net	(3)	—
Net cash provided by (used in) investing activities	102,196	(121,307)
Financing activities:
Proceeds from borrowings on debt	537,750	396,000
Principal repayments of debt	(471,704)	(369,500)
Principal repayments of capital lease obligations	(533)	(1,009)
Form S-4 costs	(3,918)	—
Debt issuance costs	(14,931)	(14,385)
Debt extinguishment costs	—	(25,036)
Debt amendment costs	—	(4,520)
Common stock repurchases and related expenses	(20,270)	(49,932)
Special dividend paid	—	(100,735)
Principal repayments of notes payable	(3,844)	(1,517)
Other, net	159	352
Net cash provided by (used in) financing activities	22,709	(170,282)
Net increase in cash and cash equivalents and restricted cash	283,286	22,671
Cash and cash equivalents and restricted cash at beginning of period	193,960	171,289
Cash and cash equivalents and restricted cash at end of period	$477,246	$193,960

Supplemental cash flow information:
Cash paid for interest	$27,340	$40,635
Cash paid for taxes	$37	$13,328
Cash received for income tax refunds	$14,157	$—
Supplemental disclosure of non-cash investing and financing activities:
Capital leases and capital financing - equipment	$6,513	$1,574
Accrued capital expenditures	$6,879	$9,408
Issuance of equity in connection with acquisition	$664,460	$—
Net balance due to Alpha deemed effectively settled	$47,048	$—

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash and cash equivalents	$233,599	$141,924
Short-term restricted cash (included in Prepaid expenses and other current assets)	16,474	11,615
Long-term restricted cash	227,173	40,421
Total cash and cash equivalents and restricted cash	$477,246	$193,960

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CONTURA ENERGY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Reconciliation of Non-GAAP measures:

	Three Months Ended December 31, 2018
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$45,635	$(18,974)	$17,211	$36,553	$75,476	$155,901
Interest expense	(56)	1	(447)	—	12,774	12,272
Interest income	(5)	—	(10)	—	(1,105)	(1,120)
Income tax benefit	—	—	—	—	(165,496)	(165,496)
Depreciation, depletion and amortization	22,694	10,596	7,512	—	2,796	43,598
Merger related costs	—	1	—	22	46,713	46,736
Non-cash stock compensation expense	73	24	—	335	3,306	3,738
Mark-to-market adjustment - acquisition-related obligations	—	—	—	—	24	24
Gain on settlement of acquisition-related obligations	—	—	—	—	(170)	(170)
Accretion on asset retirement obligations	1,708	1,298	941	—	474	4,421
Loss on modification and extinguishment of debt	—	—	—	—	12,042	12,042
Cost impact of coal inventory fair value adjustment (1)	11,547	5,517	—	—	—	17,064
Amortization of acquired intangibles, net	2,746	662	—	(21,268)	—	(17,860)
Adjusted EBITDA	$84,342	$(875)	$25,207	$15,642	$(13,166)	$111,150
(1) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger is expected to have short-term impact.

Segment Information:

	Three Months Ended December 31, 2018
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$247,562	$36,222	$89,623	$198,275	$402	$572,084
Depreciation, depletion, and amortization	$22,694	$10,596	$7,512	$—	$2,796	$43,598
Amortization of acquired intangibles, net	$2,746	$662	$—	$(21,268)	$—	$(17,860)
Adjusted EBITDA	$84,342	$(875)	$25,207	$15,642	$(13,166)	$111,150
Capital expenditures	$15,805	$1,280	$8,024	$—	$50	$25,159

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Reconciliation of Non-GAAP measures:

	Successor
	Year Ended December 31, 2018
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$193,422	$(18,974)	$18,651	$107,196	$2,559	$302,854
Interest expense	260	1	(1,286)	—	39,835	38,810
Interest income	(22)	—	(34)	(18)	(1,875)	(1,949)
Income tax benefit	—	—	—	—	(165,363)	(165,363)
Depreciation, depletion and amortization	40,330	10,596	23,273	—	3,350	77,549
Merger related costs	—	1	—	22	51,777	51,800
Management restructuring costs (1)	—	—	—	—	2,659	2,659
Non-cash stock compensation expense	73	24	—	335	11,546	11,978
Mark-to-market adjustment - acquisition-related obligations	—	—	—	—	24	24
Gain on settlement of acquisition-related obligations	—	—	—	—	(580)	(580)
Gain on sale of disposal group (2)	(16,386)	—	—	—	—	(16,386)
Accretion on asset retirement obligations	4,430	1,298	3,764	—	474	9,966
Loss on modification and extinguishment of debt	—	—	—	—	12,042	12,042
Cost impact of coal inventory fair value adjustment (3)	11,547	5,517	—	—	—	17,064
Amortization of acquired intangibles, net	2,746	662	—	(8,800)	—	(5,392)
Adjusted EBITDA	$236,400	$(875)	$44,368	$98,735	$(43,552)	$335,076
(1) Management restructuring costs are related to severance expense associated with senior management changes in the year ended December 31, 2018.
(2) During the fourth quarter of 2017, the Company entered into an asset purchase agreement to sell a disposal group (comprised of property, plant and equipment and associated asset retirement obligations) within our CAPP - Met segment. From the date the Company entered into the asset purchase agreement through the transaction close date, the property, plant and equipment and associated asset retirement obligations were classified as held for sale in amounts representing the fair value of the disposal group. Upon permit transfer, the transaction closed on April 2, 2018. The Company paid $10,000 in connection with the transaction, which was paid into escrow on March 27, 2018 and transferred to the buyer at the transaction close date, and expects to pay a series of additional cash payments in the aggregate amount of $1,500, per the terms stated in the agreement, and recorded a gain on sale of $16,386 within gain on disposal of assets within the Consolidated Statements of Operations.
(3) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger is expected to have short-term impact.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Segment Information:

	Successor
	Year Ended December 31, 2018
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$650,385	$36,222	$285,796	$1,055,505	$3,297	$2,031,205
Depreciation, depletion, and amortization	$40,330	$10,596	$23,273	$—	$3,350	$77,549
Amortization of acquired intangibles, net	$2,746	$662	$—	$(8,800)	$—	$(5,392)
Adjusted EBITDA	$236,400	$(875)	$44,368	$98,735	$(43,552)	$335,076
Capital expenditures	$39,634	$1,280	$40,635	$—	$332	$81,881

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Reconciliation of Non-GAAP measures:

	Three Months Ended December 31, 2017
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$21,720	$—	$(5,251)	$12,436	$85,745	$114,650
Interest expense	2	—	(872)	—	8,767	7,897
Interest income	(14)	—	(1)	—	(79)	(94)
Income tax benefit	—	—	—	—	(75,419)	(75,419)
Depreciation, depletion and amortization	5,494	—	3,881	—	243	9,618
Non-cash stock compensation expense	—	—	—	270	8,027	8,297
Gain on settlement of acquisition-related obligations	—	—	—	—	(29,686)	(29,686)
Secondary offering costs	—	—	—	—	(8)	(8)
Accretion on asset retirement obligations	1,386	—	1,041	—	—	2,427
Amortization of acquired intangibles, net	—	—	—	9,896	—	9,896
Expenses related to Special Dividend	(262)	—	27	—	(2,934)	(3,169)
Adjusted EBITDA (1) (2)	$28,326	$—	$(1,175)	$22,602	$(5,344)	$44,409
(1) The Company’s Adjusted EBITDA calculation has been modified to add back non-cash stock compensation expense and accretion on asset retirement obligations to align with industry peer group methodology.
(2) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of $8,574 for the three months ended December 31, 2017.

Segment Information:

	Three Months Ended December 31, 2017
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$90,423	$—	$62,958	$198,990	$274	$352,645
Depreciation, depletion, and amortization	$5,494	$—	$3,881	$—	$243	$9,618
Amortization of acquired intangibles, net	$—	$—	$—	$9,896	$—	$9,896
Adjusted EBITDA	$28,326	$—	$(1,175)	$22,602	$(5,344)	$44,409
Capital expenditures	$9,660	$—	$14,642	$—	$142	$24,444

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Reconciliation of Non-GAAP measures:

	Successor
	Year Ended December 31, 2017
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$150,304	$—	$36,604	$29,639	$(42,812)	$173,735
Interest expense	(90)	—	(1,505)	—	37,572	35,977
Interest income	(22)	—	(1)	—	(187)	(210)
Income tax benefit	—	—	—	—	(67,979)	(67,979)
Depreciation, depletion and amortization	18,941	—	15,087	—	882	34,910
Non-cash stock compensation expense	—	—	—	650	19,559	20,209
Mark-to-market adjustment - acquisition-related obligations	—	—	—	—	3,221	3,221
Gain on settlement of acquisition-related obligations	—	—	—	—	(38,886)	(38,886)
Secondary offering costs	—	—	—	—	4,491	4,491
Loss on modification and extinguishment of debt	—	—	—	—	38,701	38,701
Bargain purchase gain	—	—	—	—	(1,011)	(1,011)
Accretion on asset retirement obligations	5,770	—	4,164	—	—	9,934
Amortization of acquired intangibles, net	—	—	—	59,007	—	59,007
Expenses related to the dividend	115	—	84	—	6,168	6,367
Adjusted EBITDA (1) (2)	$175,018	$—	$54,433	$89,296	$(40,281)	$278,466
(1) The Company’s Adjusted EBITDA calculation has been modified to add back non-cash stock compensation expense and accretion on asset retirement obligations to align with industry peer group methodology.
(2) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of $41,863 for the year ended December 31, 2017.

Segment Information:

	Successor
	Year Ended December 31, 2017
	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$460,023	$—	$306,563	$882,548	$835	$1,649,969
Depreciation, depletion, and amortization	$18,941	$—	$15,087	$—	$882	$34,910
Amortization of acquired intangibles, net	$—	$—	$—	$59,007	$—	$59,007
Adjusted EBITDA	$175,018	$—	$54,433	$89,296	$(40,281)	$278,466
Capital expenditures	$20,494	$—	$51,007	$—	$1,200	$72,701

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Revenues:
Coal revenues:
Met	$363,163	$232,680	$130,483	56.1%
Thermal	116,077	59,723	56,354	94.4%
Freight and handling fulfillment revenues (1)	95,111	55,991	39,120	69.9%
Other revenues	(2,267)	4,251	(6,518)	(153.3)%
Total revenues	$572,084	$352,645	$219,439	62.2%

Tons sold:
Met	2,957	2,061	896	43.5%
Thermal	2,549	1,381	1,168	84.6%
Total	5,506	3,442	2,064	60.0%

Coal sales realization per ton (2):
Met	$122.81	$112.90	$9.91	8.8%
Thermal	$45.54	$43.25	$2.29	5.3%
Average	$87.04	$84.95	$2.09	2.5%

	Three Months Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Coal revenues (2):
CAPP - Met operations	$247,211	$90,220	$156,991	174.0%
CAPP - Thermal operations	35,685	—	35,685	100.0%
NAPP operations	89,946	61,089	28,857	47.2%
Trading and Logistics operations	106,398	141,094	(34,696)	(24.6)%
Total coal revenues	$479,240	$292,403	$186,837	63.9%

Tons sold:
CAPP - Met operations	2,071	827	1,244	150.4%
CAPP - Thermal operations	632	—	632	100.0%
NAPP Operations	1,971	1,392	579	41.6%
Trading and Logistics operations	832	1,223	(391)	(32.0)%

Coal sales realization per ton (2):
CAPP - Met operations	$119.37	$109.09	$10.28	9.4%
CAPP - Thermal operations	$56.46	$—	$56.46	100.0%
NAPP operations	$45.63	$43.89	$1.74	4.0%
Trading and Logistics operations	$127.88	$115.37	$12.51	10.8%
Average	$87.04	$84.95	$2.09	2.5%
(1) Subsequent to the adoption of Accounting Standards Codification 606 during the current year, freight and handling fulfillment revenues for the three months ended December 31, 2018 are included within coal revenues.
(2) Does not include $95.1 million of freight and handling fulfillment revenues for the three months ended December 31, 2018.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Three Months Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Cost of coal sales (exclusive of items shown separately below)	$366,718	$245,244	$121,474	49.5%
Freight and handling costs	95,111	55,991	39,120	69.9%
Depreciation, depletion and amortization	43,598	9,618	33,980	353.3%
Accretion on asset retirement obligations	4,421	2,427	1,994	82.2%
Amortization of acquired intangibles, net	(17,860)	9,896	(27,756)	(280.5)%
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	15,781	11,365	4,416	38.9%
Merger related costs	46,736	—	46,736	100.0%
Secondary offering costs	—	(8)	8	100.0%
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	24	—	24	100.0%
Gain on settlement of acquisition-related obligations	(170)	(29,686)	29,516	99.4%
Other expenses	354	89	265	297.8%
Total costs and expenses	554,713	304,936	$249,777	81.9%
Other income (expense):
Interest expense	(12,272)	(7,897)	(4,375)	(55.4)%
Interest income	1,120	94	1,026	1,091.5%
Loss on modification and extinguishment of debt	(12,042)	—	(12,042)	(100.0)%
Equity loss in affiliates	(3,255)	(1,219)	(2,036)	(167.0)%
Miscellaneous income, net	(517)	544	(1,061)	(195.0)%
Total other expense, net	(26,966)	(8,478)	(18,488)	(218.1)%
Income tax benefit	165,496	75,419	90,077	119.4%
Net income from continuing operations	$155,901	$114,650	$41,251	36.0%

Cost of coal sales:
CAPP - Met operations	$174,244	$61,760	$112,484	182.1%
CAPP - Thermal operations	$42,594	$—	$42,594	100.0%
NAPP operations	$64,338	$64,091	$247	0.4%
Trading and Logistics operations	$84,601	$119,393	$(34,792)	(29.1)%

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Tons sold:
CAPP - Met operations	2,071	827	1,244	150.4%
CAPP - Thermal operations	632	—	632	100.0%
NAPP operations	1,971	1,392	579	41.6%
Trading and Logistics operations	832	1,223	(391)	(32.0)%

Cost of coal sales per ton:
CAPP - Met operations	$84.14	$74.68	$9.46	12.7%
CAPP - Thermal operations	$67.40	$—	$67.40	100.0%
NAPP operations	$32.64	$46.04	$(13.40)	(29.1)%
Trading and Logistics operations	$101.68	$97.62	$4.06	4.2%

Coal margin per ton (1):
CAPP - Met operations	$35.23	$34.41	$0.82	2.4%
CAPP - Thermal operations	$(10.94)	$—	$(10.94)	(100.0)%
NAPP operations	$12.99	$(2.15)	$15.14	(704.2)%
Trading and Logistics operations	$26.20	$17.75	$8.45	47.6%

(1) Coal margin per ton for our reportable segments is calculated as coal sales realization per ton for our reportable segments less cost of coal sales per ton for our reportable segments. Coal margin per ton is not shown for our All Other category since it has no coal sales or coal production related to our continuing operations.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Year Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Revenues:
Coal revenues:
Met	$1,378,747	$1,105,819	$272,928	24.7%
Thermal	279,014	286,662	(7,648)	(2.7)%
Freight and handling fulfillment revenues (1)	363,128	247,402	115,726	46.8%
Other revenues	10,316	10,086	230	2.3%
Total revenues	$2,031,205	$1,649,969	$381,236	23.1%

Tons sold:
Met	11,121	8,916	2,205	24.7%
Thermal	6,466	6,741	(275)	(4.1)%
Total	17,587	15,657	1,930	12.3%

Coal sales realization per ton (2):
Met	$123.98	$124.03	$(0.05)	—%
Thermal	$43.15	$42.53	$0.62	1.5%
Average	$94.26	$88.94	$5.32	6.0%

	Year Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Coal revenues (2):
CAPP - Met operations	$649,041	$458,806	$190,235	41.5%
CAPP - Thermal operations	35,685	—	35,685	100.0%
NAPP operations	281,175	301,789	(20,614)	(6.8)%
Trading and Logistics operations	691,860	631,886	59,974	9.5%
Total coal revenues	$1,657,761	$1,392,481	$265,280	19.1%

Tons sold:
CAPP - Met operations	5,196	3,901	1,295	33.2%
CAPP - Thermal operations	632	—	632	100.0%
NAPP operations	6,273	6,904	(631)	(9.1)%
Trading and Logistics operations	5,486	4,852	634	13.1%

Coal sales realization per ton (2):
CAPP - Met operations	$124.91	$117.61	$7.30	6.2%
CAPP - Thermal operations	$56.46	$—	$56.46	100.0%
NAPP operations	$44.82	$43.71	$1.11	2.5%
Trading and Logistics operations	$126.11	$130.23	$(4.12)	(3.2)%
Average	$94.26	$88.94	$5.32	6.0%
(1) Subsequent to the adoption of Accounting Standards Codification 606 during the current year, freight and handling fulfillment revenues for the year ended December 31, 2018 are included within coal revenues.
(2) Does not include $363.1 million of freight and handling fulfillment revenues for the year ended December 31, 2018.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Year Ended December 31,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Cost of coal sales (exclusive of items shown separately below)	$1,297,990	$1,079,895	$218,095	20.2%
Freight and handling costs	363,128	247,402	115,726	46.8%
Depreciation, depletion and amortization	77,549	34,910	42,639	122.1%
Accretion on asset retirement obligations	9,966	9,934	32	0.3%
Amortization of acquired intangibles, net	(5,392)	59,007	(64,399)	(109.1)%
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	59,271	67,459	(8,188)	(12.1)%
Merger related costs	51,800	—	51,800	100.0%
Secondary offering costs	—	4,491	(4,491)	(100.0)%
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	24	3,221	(3,197)	(99.3)%
Gain on settlement of acquisition-related obligations	(580)	(38,886)	38,306	98.5%
Other (income) expense	(16,311)	178	(16,489)	(9,263.5)%
Total costs and expenses	1,837,445	1,467,611	$369,834	25.2%
Other income (expense):
Interest expense	(38,810)	(35,977)	(2,833)	(7.9)%
Interest income	1,949	210	1,739	828.1%
Loss on modification and extinguishment of debt	(12,042)	(38,701)	26,659	68.9%
Equity loss in affiliates	(6,112)	(3,339)	(2,773)	(83.0)%
Bargain purchase gain	—	1,011	(1,011)	(100.0)%
Miscellaneous income, net	(1,254)	194	(1,448)	(746.4)%
Total other expense, net	(56,269)	(76,602)	20,333	26.5%
Income tax benefit	165,363	67,979	97,384	143.3%
Net income from continuing operations	$302,854	$173,735	$129,119	74.3%

Cost of coal sales:
CAPP - Met operations	$424,946	$284,634	$140,312	49.3%
CAPP - Thermal operations	$42,594	$—	$42,594	100.0%
NAPP operations	$241,652	$252,113	$(10,461)	(4.1)%
Trading and Logistics operations	$587,857	$543,148	$44,709	8.2%

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Tons sold:
CAPP - Met operations	5,196	3,901	1,295	33.2%
CAPP - Thermal operations	632	—	632	100.0%
NAPP operations	6,273	6,904	(631)	(9.1)%
Trading and Logistics operations	5,486	4,852	634	13.1%

Cost of coal sales per ton:
CAPP - Met operations	$81.78	$72.96	$8.82	12.1%
CAPP - Thermal operations	$67.40	$—	$67.40	100.0%
NAPP operations	$38.52	$36.52	$2.00	5.5%
Trading and Logistics operations	$107.16	$111.94	$(4.78)	(4.3)%

Coal margin per ton (1):
CAPP - Met operations	$43.13	$44.65	$(1.52)	(3.4)%
CAPP - Thermal operations	$(10.94)	$—	$(10.94)	(100.0)%
NAPP operations	$6.30	$7.19	$(0.89)	(12.4)%
Trading and Logistics operations	$18.95	$18.29	$0.66	3.6%
(1) Coal margin per ton for our reportable segments is calculated as coal sales realization per ton for our reportable segments less cost of coal sales per ton for our reportable segments. Coal margin per ton is not shown for our All Other category since it has no coal sales or coal production related to our continuing operations.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Our cost of coal sales includes idle and closed mine costs and purchased coal costs. Additionally due to the Merger, our cost of coal sales includes the cost impact of coal inventory fair value adjustments. In the following table, we calculate adjusted cost of produced coal sold as cost of coal sales less idle and closed mine costs, cost impact of coal inventory fair value adjustments and purchased coal costs.

	Three Months Ended December 31, 2018
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Cost of coal sales:
Cost of produced coal sold	$143,297	$34,690	$64,403	$—	$220	$242,610
Cost of purchased coal sold	18,385	2,185	—	84,601	—	105,171
Cost impact of coal inventory fair value (1)	11,547	5,517	—	—	—	17,064
Idle and closed mine costs	1,015	202	(65)	—	721	1,873
Total cost of coal sales	$174,244	$42,594	$64,338	$84,601	$941	$366,718
Tons sold	2,071	632	1,971	832	—	5,506
Cost of coal sales per ton	$84.14	$67.40	$32.64	$101.68	$—	$66.60

Total cost of coal sales	$174,244	$42,594	$64,338	$84,601	$941	$366,718
Less: cost of purchased coal sold	(18,385)	(2,185)	—	(84,601)	—	(105,171)
Less: cost impact of coal inventory fair value	(11,547)	(5,517)	—	—	—	(17,064)
Less: idle and closed mine costs	(1,015)	(202)	65	—	(721)	(1,873)
Cost of produced coal sold	$143,297	$34,690	$64,403	$—	$220	$242,610
Produced tons sold	1,910	595	1,971	—	—	4,476
Cost of produced coal sold per ton	$75.02	$58.30	$32.68	$—	$—	$54.20
(1) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger is expected to have short-term impact.

	Year Ended December 31, 2018
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Cost of coal sales:
Cost of produced coal sold	$360,164	$34,690	$238,876	$—	$220	$633,950
Cost of purchased coal sold	49,383	2,185	—	587,857	—	639,425
Cost impact of coal inventory fair value adjustment (1)	11,547	5,517	—	—	—	17,064
Idle and closed mine costs	3,852	202	2,776	—	721	7,551
Total cost of coal sales	$424,946	$42,594	$241,652	$587,857	$941	$1,297,990
Tons sold	5,196	632	6,273	5,486	—	17,587
Cost of coal sales per ton	$81.78	$67.40	$38.52	$107.16	$—	$73.80

Total cost of coal sales	$424,946	$42,594	$241,652	$587,857	$941	$1,297,990
Less: cost of purchased coal sold	(49,383)	(2,185)	—	(587,857)	—	(639,425)
Less: cost impact of coal inventory fair value adjustment	(11,547)	(5,517)	—	—	—	(17,064)
Less: idle and closed mine costs	(3,852)	(202)	(2,776)	—	(721)	(7,551)
Cost of produced coal sold	$360,164	$34,690	$238,876	$—	$220	$633,950
Produced tons sold	4,750	595	6,273	—	—	11,618
Cost of produced coal sold per ton	$75.82	$58.30	$38.08	$—	$—	$54.57
(1) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger is expected to have short-term impact.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Three Months Ended December 31, 2017
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Cost of coal sales:
Cost of produced coal sold	$54,720	$—	$63,786	$—	$—	$118,506
Cost of purchased coal sold	6,435	—	—	119,393	—	125,828
Idle mine costs	605	—	305	—	—	910
Total cost of coal sales	$61,760	$—	$64,091	$119,393	$—	$245,244
Tons sold	827	—	1,392	1,223	—	3,442
Cost of coal sales per ton	$74.68	$—	$46.04	$97.62	$—	$71.25

Total cost of coal sales	$61,760	$—	$64,091	$119,393	$—	$245,244
Less: cost of purchased coal sold	(6,435)	—	—	(119,393)	—	(125,828)
Less: idle mine costs	(605)	—	(305)	—	—	(910)
Cost of produced coal sold	$54,720	$—	$63,786	$—	$—	$118,506
Produced tons sold	780	—	—	—	—	780
Cost of produced coal sold per ton	$70.15	$—	$—	$—	$—	$151.93

	Year Ended December 31, 2017
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	Trading and Logistics	All Other	Consolidated
Cost of coal sales:
Cost of produced coal sold	$267,121	$—	$248,344	$—	$—	$515,465
Cost of purchased coal sold	14,734	—	47	543,148	—	557,929
Idle and closed mine costs	2,779	—	3,722	—	—	6,501
Total cost of coal sales	$284,634	$—	$252,113	$543,148	$—	$1,079,895
Tons sold	3,901	—	6,904	4,852	—	15,657
Cost of coal sales per ton	$72.96	$—	$36.52	$111.94	$—	$68.97

Total cost of coal sales	$284,634	$—	$252,113	$543,148	$—	$1,079,895
Less: cost of purchased coal sold	(14,734)	—	(47)	(543,148)	—	(557,929)
Less: idle and closed mine costs	(2,779)	—	(3,722)	—	—	(6,501)
Cost of produced coal sold	$267,121	$—	$248,344	$—	$—	$515,465
Produced tons sold	3,757	—	6,902	—	—	10,659
Cost of produced coal sold per ton	$71.10	$—	$35.98	$—	$—	$48.36

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